EXHIBIT 99.1
                                                                    ------------

                                CLARK CONSULTING



CONTACT:      JIM RADOSEVICH
              VICE PRESIDENT, CORPORATE FINANCE & INVESTOR RELATIONS
              PHONE: 847-304-5800; EMAIL - JIM.RADOSEVICH@CLARKCONSULTING.COM

                 CLARK CONSULTING REPORTS FIRST QUARTER RESULTS

   COMPANY REPORTS IMPROVED OPERATING INCOME AND EPS ON A YEAR-OVER-YEAR BASIS

Barrington, IL, April 26, 2004 - Clark Consulting (NYSE: CLK) a national firm dedicated to helping companies keep their best people through integrated compensation, benefits and funding solutions, today announced its first quarter results.

FIRST QUARTER OVERVIEW

         o New business revenue was $46.6 million, a 10.2% increase from first quarter 2003

         o Total revenue was $84.7 million, equivalent to total revenue in the prior year period

         o Operating income increased 21.5% from the comparable quarter in 2003 to $14.3 million

         o Net income was $4.4 million, a 23.3% increase from the prior year period

         o Results include a $1.5 million write-off of costs related to a prospective securitization of inforce revenue, which the Company has decided not to pursue further at this time

FINANCIAL SUMMARY OF OPERATIONS ($ IN MILLIONS EXCEPT EPS)

                                                                  March 31,
                                                             2004         2003
                                                             ----         ----
         Total Revenue                                      $ 84.7       $ 84.6
         Operating Income                                     14.3         11.8
         Net income                                            4.4          3.6
         EPS (Diluted)                                      $ 0.23       $ 0.19

                                                 as of     3/31/04      12/31/03
                                                           -------      --------
         Unrestricted Cash                                  $  5.2        $ 3.2
         Restricted Cash *                                    13.3         19.0
         Trust Preferred Debt                                 27.0         27.0
         Other Recourse Debt                                  37.0         36.8
         Non-Recourse Debt **                                280.9        288.7
         Recourse Debt/Capitalization ratio                  19.5%        19.8%
         Total Debt/Capitalization ratio                     56.6%        57.7%

*        cash designated for the Company's securitization payments

** debt incurred as a result of a securitization of specified inforce revenues, which is non-recourse to the Company's general assets

The Company reported first quarter 2004 revenue of $84.7 million, which matches revenue reported in the first quarter of 2003. First year revenue was $46.6 million, a 10.2% increase over first quarter 2003. First year revenue growth was led by the Company's Executive Benefits Practice ("EBP"), which was impacted by a particularly large case ($9.3 million) that closed during the quarter. In addition, first year Banking Practice revenue was strong during the quarter. Renewal revenue was $38.1 million, down 10.2% from the previous year. Renewal revenue declined at EBP, due to lower than expected client deferrals and the policy surrender ($1.4 million) by a large client.

   Quarterly results ($ millions)           3/31/04         3/31/03        Difference       % Change
                                            -------         -------        ----------       --------
   New business                              $46.6           $42.3           $4.3              10.2%
   Renewals and other                        $38.1           $42.4          -$4.3            - 10.2%

Commission expense was $24.0 million during the period, compared to $25.1 million in the same period of 2003. As a percent of revenue, commission expense declined to 28.3% compared to 29.7% in first quarter 2003, reflecting a higher percentage of revenue from employee consultants who generally receive a lower commission percentage, and from a higher percentage of revenue not subject to commission. Operating expense for the period was $41.8 million, or 49.4% of revenue, as compared to $42.6 million, or 50.3% of revenue, during the first quarter 2003. The decrease in operating expense during the period was attributable to timing and to permanent cost savings at EBP, good cost containment at Healthcare and the reduced cost structure from the reorganization of our Human Capital Practice ("HCP").

Operating income increased 21.5% to $14.3 million from $11.8 million in the same period last year. Net income was $4.4 million, or $0.23 per diluted share, versus net income of $3.6 million, or $0.19 per diluted share, in first quarter 2003. Included in 2004 net income is a $1.5 million pre-tax charge, equivalent to $0.05 per share after-tax, from the write-off of costs related to the discontinuation of the Company's prospective securitization.

Tom Pyra, Chief Operating Officer, commenting on the prospective inforce revenue securitization added, "Given our continued strong cash flow, relatively low recourse debt position, the current interest rate environment and recent access to the trust preferred markets, we felt that a second revenue securitization offering was not in the best interest of shareholders at this time."

"The first quarter is most important for our Executive Benefits Practice, which traditionally generates a majority of its full-year profit during the quarter, due to the timing of when executive benefit programs typically get implemented," noted Tom Wamberg, Chairman and CEO of Clark Consulting. "It was good to see their profitability for the quarter above our internal expectations and significantly ahead of last year's pace. Our strong Banking Practice results were also encouraging in light of the shortfall in that market during the previous quarter. Cost containment continued to be good at Healthcare and at HCP. We are pleased at what we accomplished operationally and believe the Company is well positioned for growth and profitability as the economy continues to improve."

A conference call discussing the Company's first quarter 2004 results will take place this morning, April 26, 2004 at 10:00am CST. The call will be webcast live and can be listened to by accessing the Company's website at www.clarkconsulting.com.

Founded in 1967, Clark Consulting is a firm with expertise in executive compensation and benefit design, funding and plan administration. With more than 3,950 corporate, banking and healthcare clients, the Company's mission is helping companies keep their best people.

All statements other than statements of historical fact included in this news release are forward-looking statements. Words such as "anticipate," "believe," "estimate," "expect," "intend" and similar expressions as they relate to the Company or its management, identify forward-looking statements. Such forward-looking statements are based on the beliefs of the Company's management as well as assumptions made by and information currently available to the Company's management. These statements are not a guarantee of future performance. Actual results could differ materially from those contemplated by the forward-looking statements as a result of certain factors, such as difficulties associated with changes in tax legislation, dependence on key consultants, the Company's dependence on persistency of existing business, credit risk related to renewal revenue, acquisition risks such as our ability to integrate acquired businesses, competitive factors and pricing pressure, dependence on certain insurance companies, changes in legal and regulatory requirements, general economic conditions and such other factors discussed under the caption "Risk Factors" in our Annual Report on Form 10-K for the year ended December 31, 2003 as filed with the Securities and Exchange Commission. Such statements reflect the current views of the Company's management with respect to future events and are subject to these and other risks, uncertainties and assumptions relating to the operations, results of operations, growth strategy and liquidity of the Company. All subsequent written and oral forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by this paragraph. The Company has no intention, and disclaims any obligation to update or revise any forward-looking statements, whether as a result of new information, future results or otherwise. Further information may be obtained at the Company's Internet site: http://www.clarkconsulting.com.

                                      # # #

                                   CLARK, INC.
                                  BALANCE SHEET
                                   UNAUDITED
                     ($ IN THOUSANDS EXCEPT SHARE AMOUNTS)

                                                            MARCH 31,             DECEMBER 31,
                                                              2004                   2003
                                                        ---------------        ----------------


                                                      ASSETS
 Current Assets
     Cash and cash equivalents                          $        5,229         $         3,156
     Restricted cash                                            13,286                  18,966
     Accounts and notes receivable, Net                         50,733                  47,478
     Prepaid income taxes                                        2,764                   2,931
     Deferred income taxes                                         253                     253
     Other current assets                                        3,871                   3,149
                                                        --------------         ---------------
         Total Current Assets                                   76,136                  75,933
                                                        --------------         ---------------
 Intangible Assets, Net                                        589,511                 589,803
 Equipment and Leasehold Improvements, Net                      12,592                  13,284
 Other Assets                                                   17,872                  20,283
                                                        --------------         ---------------
         TOTAL ASSETS                                   $      696,111         $       699,303
                                                        ==============         ===============

                       LIABILITIES AND STOCKHOLDERS' EQUITY

 Current Liabilities
     Accounts payable                                   $        4,861         $         8,129
     Accrued liabilities                                        43,393                  46,648
     Deferred revenue                                            5,733                   1,980
     Recourse debt maturing within one year                     11,024                   8,120
     Non-recourse debt maturing within one year                  9,629                   8,433
                                                        --------------         ---------------
         Total Current Liabilities                              74,640                  73,310
                                                        --------------         ---------------
 Trust Preferred Debt                                           27,000                  27,000
 Other Long-Term Recourse Debt                                  25,948                  28,672
 Long-Term Non-Recourse Debt                                   271,295                 280,296
 Deferred Income Taxes                                          16,573                  14,057
 Deferred Compensation                                           8,084                   6,563
 Interest rate swap                                                306                     157
 Other non-current liabilities                                   8,084                  10,980

 STOCKHOLDERS' EQUITY
     Common stock                                                  187                     186
     Paid-in capital                                           192,451                 190,876
     Retained earnings                                          74,058                  69,643
     Other comprehensive income                                   (323)                   (245)
     Treasury stock                                             (2,192)                 (2,192)
                                                        --------------         ---------------
         TOTAL STOCKHOLDERS' EQUITY                            264,181                 258,268
                                                        --------------         ---------------
         TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY     $      696,111         $       670,631
                                                        ==============         ===============

                                   CLARK, INC.
                                INCOME STATEMENT
                                   UNAUDITED
                     ($ IN THOUSANDS EXCEPT SHARE AMOUNTS)

                                                      FOR THE THREE MONTHS ENDED
                                                              MARCH 31,
                                                     2004                    2003
                                               ----------------      ------------------

 Total revenue                                 $        84,651       $          84,638
 Commission and fee expense                             23,971                  25,106
 General and administrative expense                     41,798                  42,550
 Amortization of intangibles                             4,542                   5,178
                                               ---------------       -----------------
     INCOME FROM OPERATIONS                             14,340                  11,804
                                               ---------------       -----------------
 Other income/(expense)                                 (1,468)                     87
 Interest income                                            57                     100
 Interest expense                                       (5,601)                 (6,003)
                                               ---------------       -----------------
     Pre-tax income                                      7,328                   5,988
 Income tax expense                                      2,913                   2,407
                                               ---------------       -----------------
     NET INCOME                                $         4,415       $           3,581
                                               ===============       =================

 Basic net income per common share
     Net income                                $          0.24       $            0.20
     Weighted average shares                        18,493,430              18,115,152
 Diluted net income per common share
     Net income                                $          0.23       $            0.19
     Weighted average shares                        18,862,438              18,598,968

                                   CLARK, INC.
                            INCOME STATEMENT DETAIL
                                   UNAUDITED
                     ($ IN THOUSANDS EXCEPT SHARE AMOUNTS)

                                            FOR THE THREE MONTHS ENDED
                                                     MARCH 31,
                                            2004                  2003
                                      ----------------      ----------------

 EXECUTIVE BENEFITS PRACTICE
      First year revenue              $        12,749       $         8,438
      Renewal revenue                          14,057                18,841
                                      ---------------       ---------------
          Total revenue                        26,806                27,279
      Commission expense                       11,593                12,045
      Operating expense                         6,815                 9,115
      Amortization                                944                 1,006
                                      ---------------       ---------------
            Operating income          $         7,454       $         5,113
                                      ===============       ===============

 BANKING PRACTICE
      First year revenue              $        14,026       $        12,649
      Renewal revenue                          19,759                19,797
                                      ---------------       ---------------
          Total revenue                        33,785                32,446
      Commission expense                       11,575                11,755
      Operating expense                        12,548                11,129
      Amortization                              3,072                 3,615
                                      ---------------       ---------------
            Operating income          $         6,590       $         5,947
                                      ===============       ===============

 HEALTHCARE GROUP
      First year revenue              $         6,654       $         6,724
      Renewal revenue                           3,340                 3,188
                                      ---------------       ---------------
          Total revenue                         9,994                 9,912
      Commission expense                          707                 1,306
      Operating expense                         6,588                 6,754
      Amortization                                389                   421
                                      ---------------       ---------------
            Operating income          $         2,310       $         1,431
                                      ===============       ===============

 PEARL MEYER & PARTNERS
      Total revenue                   $         6,537       $         6,463
      Operating expense                         6,006                 5,996
                                      ---------------       ---------------
            Operating income          $           531       $           467
                                      ---------------       ---------------

                                   CLARK, INC.
                       INCOME STATEMENT DETAIL - Cont'd.
                                   UNAUDITED
                     ($ IN THOUSANDS EXCEPT SHARE AMOUNTS)

                                            FOR THE THREE MONTHS ENDED
                                                     MARCH 31,
                                            2004                  2003
                                      ----------------      ----------------

HUMAN CAPITAL PRACTICE
      Total revenue                   $         2,137       $         2,898
      Commission expense                           96                     -
      Operating expense                         2,110                 3,450
                                      ---------------       ---------------
          Operating loss              $           (69)      $          (552)
                                      ===============       ===============

FEDERAL POLICY GROUP
      Total revenue                   $         3,454       $         4,590
      Operating expense                         2,693                 1,709
      Amortization                                 96                    96
                                      ---------------       ---------------
          Operating income            $           665       $         2,785
                                      ===============       ===============

BROKER DEALER
      Total revenue                   $         1,736       $           853
      Operating expense                           920                   743
                                      ---------------       ---------------
          Operating income            $           816       $           110
                                      ===============       ===============

CORPORATE
      Total revenue                   $           202       $           197
      Operating expense                         4,118                 3,654
      Amortization                                 41                    40
                                      ---------------       ---------------
          Operating loss              $        (3,957)      $        (3,497)
                                      ===============       ===============

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